January 23, 2009
Stephen DiPalma
RXi Pharmaceuticals Corporation
60 Prescott St.
Worcester, MA 01609
Subject: RXi Pharmaceuticals/Newgate Properties Lease Amendment
Dear Steve,
Per your discussion with D’ Anne Hurd, Vice President for Business Development at Gateway Park (Newgate Properties, LLC), this letter is to serve as an amendment to the Lease between RXi Pharmaceuticals Corporation and Newgate Properties, LLC dated September 25,2007.
Landlord and Tenant agree to amend Section 1.1 , Term, to extend the Term for an additional two (2) years beginning August I, 2009. Therefore, the Lease will now expire on July 31, 2011.
Tenant and Landlord agree to amend Section 1.1, Term to allow Tenant the right to terminate the Lease as may be specified by at least sixty (60) days’ notice to Landlord.
All other Lease terms including those contained in the amendments dated August 28, 2008 and November 4, 2008 will remain in full force and effect.
By signing this letter, we agree to the above terms.
Very truly yours,
LANDLORD:
Newgate Properties, LLC

By:	/s/ D’Anne Hurd
D’ Anne Hurd, Vice President and General Counsel
Worcester Polytechnic Institute
TENANT:
RXi Pharmaceuticals Corporation
Acknowledged and Agreed to as of this 23rd day of January, 2009

By:	/s/ Stephen DiPalma
Stephen DiPalma, EVP and CFO
RXi Pharmaceutical Corporation